Exhibit 99.1

9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000

For more information:	FOR IMMEDIATE RELEASE
Paul Svindland	August 12, 2019
Chief Executive Officer (317) 972-7000 psvindland@celadontrucking.com

Celadon Group Engages Former Swift Transportation Company CEO, Richard Stocking,
as Celadon Trucking’s Chief Transformation Officer
  ●     DPX Consulting, founded by Stocking, will oversee U.S. Truckload turnaround

INDIANAPOLIS – August 12, 2019 – Celadon Group, Inc. (“Celadon,” the “Company,” “we,” or “us”) (OTCPink: CGIP) announced today that it has engaged DPX Consulting LLC (“DPX”) and that Richard Stocking, DPX founder and former CEO of Swift Transportation Company, will serve as Chief Transformation Officer of the Celadon Trucking Services, Inc., the Company’s primary U.S truckload business (“Celadon Trucking”).

Company Commentary
Chief Executive Officer, Paul Svindland, commented: “We are excited to have Richard Stocking and the entire DPX team working with us to accelerate needed improvements in our U.S. Truckload business.  DPX brings Richard’s decades of experience with Swift as well as the deep analytical and front-line operations capability of two other seasoned truckload executives. All are veterans at instilling sales and operating discipline, accountability, and a winning culture.  With the recent closing of our refinancing, we are laser-focused on returning to profitable operations, and we expect DPX to help us achieve a rapid and resilient pace of change. We especially appreciate Richard’s personal commitment to our turnaround, evidenced by accepting the role of Chief Transformation Officer.  This vote of confidence by an industry leader shows how far the organization has come over the past several quarters and is inspiring to our people.”

DPX Commentary
“Celadon is a respected player in the North American supply chain.  We have studied the Company for several months and are convinced of the inherent potential of the franchise. We plan to work with Celadon’s leaders to adopt proven methods that enhance efficiency, set clear and measurable goals, and empower people through ownership of their results.  Not only will performance improve, the entire organization will be energized by creating a winning culture.  I’m looking forward to working with Paul and the team as we roll out the program through every part of the business.”

Consulting Agreement Highlights
The Company and DPX have entered into a Consulting Agreement under which DPX will provide broad-based management services overseeing Celadon Trucking.  The business, with a run rate of approximately $400 million in annual revenue, comprises approximately 75% of consolidated revenue and offers the Company’s largest opportunity for earnings improvement. Highlights of the agreement include the following:

•	DPX will oversee sales, operations, and maintenance for Celadon Trucking and will provide customer and vendor introductions and support as needed
•	Richard Stocking will provide primary leadership of the Celadon Trucking team
•	Compensation includes an incentive component linked to achievement of progressively improving operating margin benchmarks

About Celadon
Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long haul, regional, local, dedicated, intermodal, temperature-protect, and expedited freight service across the United States, Canada, and Mexico.

Forward Looking Statements
This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including "will," "believes," "expects," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, statements relating to planned consulting services, expected consultant roles, the anticipated results and effects of the Consulting Agreement, the anticipated results and effects of Mr. Stocking’s experience, the Company’s priority in receiving DPX’s services, the Company’s turnaround plan and potential for returning to profitability, the statements by Mr. Svindland concerning pace and resilience of change, and the statements of Mr. Stocking, are forward-looking statements. Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could cause actual results to differ from expectations, such as amendments or termination of the Consulting Agreement, delays or resistance to DPX’s implementations, changes to the Company’s business plan and financial arrangements, other Company relationships and contracts, a downturn in industry conditions, the status of regulatory actions, and various disclosures by the Company in its press releases, stockholder reports, and filings with the U.S. Securities and Exchange Commission.

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